Pacific State Bancorp Announces Passing of Chief Financial Officer

Tuesday September 2, 3:46 pm ET

STOCKTON, Calif., Sept. 2 /PRNewswire-FirstCall/ -- With great sadness Pacific State Bancorp (Nasdaq: PSBC - News) reports that Senior Vice President and Chief Financial Officer JoAnne Roberts passed away in her sleep Monday morning, September 1. Mrs. Roberts' strength and skill will be greatly missed by our organization. The people who worked with her and the great number of friends and associates that Mrs. Roberts made during the tenure at Pacific State Bank will miss her personally. In addition, Mrs. Roberts will be missed by the banking community as a whole.

Financial duties at Pacific State Bank will be continued by Justin Garner, Vice President/Controller, and Steven A. Rosso, President and CEO. Any questions and or concerns can be directed to Mr. Rosso at (209) 870-3214 and by e-mail to cwilliams@pacificstatebank.com.

Mrs. Roberts leaves behind her husband Don Roberts, her eldest daughter Danielle Spiller and son-in-law Corey Spiller, Gina Roberts and Katy Roberts as well as two grandsons Adian Spiller and Liam Spiller. Memorial services are to be determined.

     Harold Hand
     Chairman of the Board
     Pacific State Bancorp

     Steven A. Rosso
     President & CEO
     Pacific State Bancorp